CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29403, 333-39518, and 333-67464) of Exabyte Corporation of our report dated January 28, 2005 relating to the 2004 consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

March 17, 2005